AMENDING AGREEMENT

          THIS AGREEMENT made as of the 18th day of May, 1993

AMONG

          WAINOCO OIL CORPORATION, a body corporate having offices in the City of Houston, in the State of Texas, one of the United States of America ("Wainoco")

                                      - and -

          BANK OF MONTREAL, a Chartered Bank with head offices in the City of Montreal, in the Province of Quebec and having an office in the City of Calgary, in the Province of Alberta ("BMO")

                                      - and -

          MORGAN BANK OF CANADA, a Chartered Bank with head offices in the City of Toronto, in the Province of Ontario ("Morgan")

          WHEREAS Wainoco, BMO and Morgan entered into an Amended and Restated Loan Agreement dated October 2, 1991 as amended by a Letter Agreement dated October 2, 1991, an Amending Agreement dated December 31, 1991, a Letter Agreement date January 15, 1992, an Amending Agreement dated March 2, 1992, an Amending Agreement dated April 29, 1992, an Amending Agreement dated May 29, 1992, an Amending Agreement dated June 12, 1992, an Amending Agreement dated June 30, 1992, an Amending Agreement dated July 31, 1992 and an Amending Agreement dated August 14, 1992 (collectively, the "Loan Agreement");

          AND WHEREAS the parties wish to amend the Loan Agreement as herein provided;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein shall, unless otherwise defined, have the meanings given to them in the Loan Agreement.

2. Section 2 of the Loan Agreement is hereby amended by deleting the third sentence of Paragraph 2(a) in its entirety and replacing the same with the following:

          "Subject to the provisions of Section 9 of this Agreement, the Drawdown Termination Date shall be April 29, 1995."

3. Section 9 of the Loan Agreement is hereby amended by adding the following after Paragraph 9(a) as a new Paragraph 9(a.1):

          "(a.1) Notwithstanding anything to the contrary herein expressed or implied, effective as of May 10, 1993 the Borrowing Base shall be amended to the amount of Forty-Five Million Canadian Dollars (Cdn. $45,000,000). In addition to the annual redetermination of the Borrowing Base provided for in Paragraph 9(a), on or prior to September 30, 1993, Wainoco shall furnish to the Agent an internally generated update to the January 1, 1993 report of the Ryder Scott Company in form and substance satisfactory to the Agent which report shall be dated as of June 30, 1993 and shall set forth a detail of all reserve changes (i.e. production run-off, revisions, new wells, etc.) attributable to the Borrowing Base Lands, and a projection of the rate of production and net income with respect thereto, as of such date. Upon receipt of such report and such ancillary documentation as may be reasonably required by the Banks, the Banks shall make a determination by October 31, 1993 of the amount of the Borrowing Base. The determination of the Borrowing Base shall be made by the Banks in the exercise of their discretion in accordance with their respective customary production loan standards. Immediately upon determination of the Borrowing Base by the Banks, the Agent shall notify Wainoco in writing of such determination."

4. Section 9 of the Loan Agreement is hereby further amended by deleting Paragraph 9(c) in its entirety.
5. This Agreement may be executed in counterpart and the number of counterparts read together shall form this Agreement.

6. The parties hereby ratify and confirm the terms of the Loan Agreement, subject to the specific amendments contained herein.

          IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day first written above.

                                        WAINOCO OIL CORPORATION

                                        Per:  /s/ Julie H. Edwards

                                        BANK OF MONTREAL

                                        Per:  /s/ Robert L. Roberts

                                        MORGAN BANK OF CANADA

                                        Per:  /s/ Stephen B. King